                                                                  EXHIBIT 10.12b

                                                                       S&S DRAFT
                                                                    DATED 6/2/99

                                U.S. $85,000,000

                           THIRD AMENDED AND RESTATED

                          PARALLEL PURCHASE COMMITMENT

                            Dated as of May 28, 1999

                                      Among

                                THE GEON COMPANY

                                    as Seller

                                       and

                             THE BANKS NAMED HEREIN

                                    as Banks

                                       and

                          CITICORP NORTH AMERICA, INC.

                                    as Agent

                                TABLE OF CONTENTS

                                                                                                                    Page
                                           ARTICLE I        DEFINITIONS

         SECTION 1.01.  Certain Defined Terms....................................................................     2
         SECTION 1.02.  Incorporation by Reference...............................................................     5
         SECTION 1.03.  Other Terms..............................................................................     6
         SECTION 1.04.  Computation of Time Periods..............................................................     6
         SECTION 1.05.  Accounting Terms.........................................................................     6

                                           ARTICLE II       AMOUNTS AND TERMS OF THE PURCHASES

         SECTION 2.01.  Commitment...............................................................................     7
         SECTION 2.02.  Making Purchases.........................................................................     7
         SECTION 2.03.  Termination or Reduction of the Commitment...............................................     8
         SECTIONS 2.04 through 2.09.  Incorporation by Reference.................................................     8
         SECTION 2.10.  Fees and Payments........................................................................     8
         SECTION 2.11.  Increased Costs..........................................................................     9
         SECTION 2.12.  Additional Yield on Eligible Assets Bearing a Eurodollar Rate............................    10
         SECTION 2.13.  Maintenance of Purchase Account..........................................................    10

                                           ARTICLE III      CONDITIONS OF EFFECTIVENESS AND OF PURCHASES

SECTION 3.01.  Conditions Precedent to the Original Parallel Purchase Commitment.................................    11
SECTION 3.02.  Conditions Precedent to Amendment and Restatement and to the
                   Initial Purchase After the Restatement Effective Date.........................................    12
SECTION 3.03.  Conditions Precedent to All Purchases and Reinvestments...........................................    14

                                           ARTICLE IV       REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Seller......................................................    15

                                           ARTICLE V        GENERAL COVENANTS OF THE SELLER

SECTION 5.01.  Affirmative Covenants of the Seller...............................................................    15
SECTION 5.02.  Reporting Requirements of the Seller..............................................................    15
SECTION 5.03.  Negative Covenants of the Seller..................................................................    15

                                           ARTICLE VI       ADMINISTRATION AND COLLECTION

                                                                                                                    Page
SECTION 6.01.  Designation of Collection Agent...................................................................    16
SECTIONS 6.02 through 6.05. Incorporation by Reference...........................................................    16

                                           ARTICLE VII      EVENTS OF TERMINATION AND RECEIVABLES INELIGIBILITY

SECTION 7.01.  Events of Termination.............................................................................    16
SECTION 7.02   Events of Receivables Ineligibility...............................................................    18

                                           ARTICLE VIII     THE AGENT

SECTION 8.01.  Authorization and Action..........................................................................    19
SECTION 8.02.  Rights of the Agent...............................................................................    19
SECTION 8.03.  Agent's Reliance, Etc.............................................................................    19
SECTION 8.04.  CNAI and Affiliates...............................................................................    20
SECTION 8.05.  Purchase Decisions................................................................................    20
SECTION 8.06.  Indemnification...................................................................................    21

                                           ARTICLE IX       ASSIGNMENT

SECTION 9.01.  Assignment........................................................................................    21
SECTION 9.02.  Annotation of Certificate.........................................................................    24

                                           ARTICLE X        INDEMNIFICATION

SECTION 10.01.  Indemnities by the Seller........................................................................    24
SECTION 10.02.  Additional Indemnities...........................................................................    26
SECTION 10.03.  Limited Recourse.................................................................................    26

                                           ARTICLE XI       MISCELLANEOUS

SECTION 11.01.  Amendments, Etc. ................................................................................    27
SECTION 11.02.  Notices, Etc.....................................................................................    28
SECTION 11.03.  No Waiver; Remedies..............................................................................    28
SECTION 11.04.  Restatement Effective Date; Restatement of the Original
                  Parallel Purchase Commitment; Binding Effect...................................................    28
SECTION 11.05.  Governing Law....................................................................................    29
SECTION 11.06.  Costs, Expenses and Taxes........................................................................    29
SECTION 11.07.  Confidentiality..................................................................................    30
SECTION 11.08.  Execution in Counterparts; Severability..........................................................    31

                              EXHIBITS & SCHEDULES

EXHIBIT A         Form of Assignment
EXHIBIT B         Form of Certificate
EXHIBIT C-1       Form of Opinion of Counsel to the Seller
EXHIBIT C-2       Form of Opinion of Counsel to the Selling Subsidiary
EXHIBIT C-3       Form of Opinion of Wisconsin Counsel to the Selling Subsidiary

                           THIRD AMENDED AND RESTATED

                          PARALLEL PURCHASE COMMITMENT

                            Dated as of May 28, 1999

            THE GEON COMPANY, a Delaware corporation (the "Seller"), the bank listed on the signature pages hereof (the "Original Bank"), and CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as agent for the Banks (as defined below in Section 1.01) (the "Agent"), agree as follows:

            PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

            (2) The Seller entered into a Parallel Purchase Commitment dated as of May 10, 1993, as amended and restated on August 16, 1994, and as further amended and restated on July 31, 1997 (as amended, collectively the "Original Parallel Purchase Commitment") with the banks party thereto and the Agent whereby the Seller has, and expects to have, Pool Receivables (as defined in the Original Parallel Purchase Commitment) in which the Seller intends to sell interests referred to herein as "Eligible Assets" from time to time.

            (3) The Seller desires to add to the "Pool Receivables" as defined in the Original Parallel Purchase Commitment additional accounts receivable arising from sales from time to time of goods or services by certain of its subsidiaries and acquired by the Seller from time to time.

            (4) The parties hereto have agreed to amend and restate the Original Parallel Purchase Commitment, on the terms and conditions hereinafter set forth, to provide for, among other things, the sale of Eligible Asset interests in the additional accounts receivable referred to in Preliminary Statement (3) above as part of the Receivables Pool and to reflect the agreement of the parties hereto to extend the Commitment Termination Date (as defined in the Original Parallel Purchase Commitment) to December 23, 1999.

            (5) CNAI has been requested and is willing to continue to act as Agent.

            NOW, THEREFORE, the parties hereby agree that, effective as of the Restatement Effective Date the Original Parallel Purchase Commitment is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Certain Defined Terms. (a) Unless otherwise defined herein, and subject to the modifications herein set forth, capitalized terms used in this Agreement or in any provisions of the Investor Agreement incorporated herein by reference shall have the meanings given to them in the Investor Agreement. Without limiting the foregoing, the defined terms "Contracts," "Credit and Collection Policy" and "Seller Report," together with the related Schedule III, Schedule II, Exhibit C and Exhibit E, respectively, of the Investor Agreement, are hereby incorporated by reference.

            (b) As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Agent's Account" means the special account (account number 4060-5071) of the Agent maintained at the office of Citibank at 399 Park Avenue, New York, New York.

            "Assignment" means an assignment, in substantially the form of Exhibit A hereto, by which an Eligible Asset may be assigned pursuant to
      Section 9.01.

            "Bank Commitment" of any Bank means (i) with respect to Citibank $85,000,000, or such amount as reduced pursuant to Section 9.01 or (ii) if Citibank has entered in one or more Assignments with other Banks the amount set forth for each such Bank in the Register maintained by the Agent pursuant to Section 9.01(c) as such Banks "Bank Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.03.

            "Bank Rate" for any Fixed Period for any Eligible Asset means the interest rate defined as the "Assignee Rate" in the Investor Agreement.

            "Banks" means the Original Bank and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.01.

            "Capital" of any Eligible Asset means the original amount paid to the Seller for such Eligible Asset at the time of its acquisition by a Bank, pursuant to Sections 2.01 and 2.02, or such amount divided or combined by any dividing or combining of such Eligible Asset Pursuant to
      Section 2.09, in each case reduced from time to time by Collections received and distributed on account of such Capital pursuant to Section

      2.06; provided, however, that such Capital of such Eligible Asset shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

            "Certificate" means a certificate of assignment by the Seller to the Agent in the form of Exhibit B hereto, evidencing each Eligible Asset.

            "Citibank" means Citibank, N.A., a national banking association.

            "Collection Agent" means at any time the Person (including the Agent) then authorized pursuant to Article VI to service, administer and collect Pool Receivables.

            "Collection Agent Fee" has the meaning assigned to that term in
      Section 2.10.

            "Commitment" means $85,000,000, as such amount may be reduced pursuant to Section 2.03.

            "Commitment Termination Date" means the earliest of (a) December 23, 1999, (b) the "Facility Termination Date" under the Investor Agreement or
      (c) the date of termination of the Commitment pursuant to Section 2.03 or
      Section 7.01.

            "Credit Agreement" means the Credit Agreement, dated as of August 16, 1994, among the Seller, the Banks party thereto and Citibank, as Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

            "Determination Date" has the meaning assigned to that term in
      Section 10.03.

            "Eligible Asset Owner" means, in respect of each Eligible Asset, upon its purchase any of the Banks as a purchaser thereof; provided, however, that, upon any assignment thereof or a portion thereof pursuant to Article IX, the assignee thereof shall be an Eligible Asset Owner thereof.

            "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000; (iii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman

      Islands, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000; (iv) the central bank of any country that is a member of the OECD; (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $5,000,000,000; (vi) any Affiliate of a Bank and (vii) any other Person approved by the Agent and the Seller, such approval not to be unreasonably withheld; provided, however, that an Affiliate of the Seller shall not qualify as an Eligible Assignee.

            "Event of Termination" has the meaning assigned to that term in
      Section 7.01.

            "Event of Receivables Ineligibility" has the meaning assigned to that term in Section 7.02.

            "Excluded Obligors" has the meaning assigned to that term in Section 10.03.

            "Excluded Receivables" has the meaning assigned to that term in
      Section 10.03.

            "Investor" means Corporate Receivables Corporation, a California corporation, or Ciesco, L.P., a New York limited partnership, each being an "Investor" pursuant to the Investor Agreement.

            "Investor Agreement" means the Fourth Amended and Restated Trade Receivables Purchase and Sale Agreement, dated as of the date hereof among the Seller, Corporate Receivables Corporation, Ciesco, L.P. and CNAI, as agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

            "Majority Banks" shall mean at any time Banks owning or holding at least 66 2/3% of the Eligible Assets or undivided interests therein owned by the Banks or, if no Eligible Asset is outstanding, Banks having at least 66 2/3% of the aggregate Bank Commitments of the Banks at such time.

            "Moody's" means Moody's Investors Service, Inc.

            "Original Bank" has the meaning set forth in the recital of parties hereto.

            "Original Parallel Purchase Commitment" has the meaning set forth in the Preliminary Statements.

            "Register" has the meaning set forth in Section 9.01(c).

            "Restatement Effective Date" has the meaning set forth in Section 11.04.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill companies.

            "Termination Date" for any Eligible Asset means the earlier of (i) the Reinvestment Termination Date for such Eligible Asset and (ii) the Commitment Termination Date.

            "Yield" means for each Eligible Asset

                  BR x C x ED + LF
                           ---
                           360

      where:

            BR = the Bank Rate for such Eligible Asset for such Fixed Period

            C =  the Capital of such Eligible Asset during such Fixed Period

            ED = the actual number of days elapsed during such Fixed Period

            LF = the Liquidation Fee, if any, for such Eligible Asset for such
                 Fixed Period

      provided, however, that no provision of this Agreement or the Certificate shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Eligible Asset shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

            SECTION 1.02. Incorporation by Reference. Various provisions of (including defined terms) and Exhibits and Schedules to the Investor Agreement (as in effect on the date hereof and whether or not the Investor Agreement is hereafter terminated) are specifically incorporated in this Agreement by reference, with the same force and effect as if the same were set out in this Agreement in full. All references in such incorporated provisions to the "Agent" and "Agreement" shall, without further reference, mean and refer to CNAI as Agent under this Agreement and this Agreement, respectively, and, without limitation, all references in such incorporated provisions to "Certificate," "Collections," "Concentration Limit,"

"Contract," "Credit and Collection Policy," "Default Ratio," "Defaulted Receivable," "Delinquency Ratio," "Delinquent Receivable," "Eligible Asset," "Eligible Receivable," "Net Receivables Pool Balance,""Pool Receivable," "Purchase," "Receivable," "Receivables Pool," "Related Security," "Special Concentration Limit," "Dilution Horizon," "Dilution Percentage," "Dilution Ratio," "Dilution Reserve" and "Dilution Volatility" shall mean and refer to a Certificate, Collections, the Concentration Limit, a Contract, the Credit and Collection Policy, the Default Ratio, a Defaulted Receivable, the Delinquency Ratio, a Delinquent Receivable, an Eligible Asset, an Eligible Receivable, the Net Receivables Pool Balance, a Pool Receivable, a Purchase, a Receivable, the Receivables Pool, the Related Security, the Special Concentration Limit, the Dilution Horizon, the Dilution Percentage, the Dilution Ratio, the Dilution Reserve and the Dilution Volatility under this Agreement, respectively; likewise, to the extent any word or phrase is defined in this Agreement, any such word or phrase appearing in provisions so incorporated by reference from the Investor Agreement shall have the meaning given to it in this Agreement. The incorporation by reference into this Agreement from the Investor Agreement is for convenience only and this Agreement and the Investor Agreement shall at all times be, and be deemed to be and treated as, separate and distinct facilities. Incorporations by reference in this Agreement from the Investor Agreement shall not be affected or impaired by any subsequent expiration or termination of the Investor Agreement, nor by any amendment thereof or waiver thereunder unless the Agent, as Agent for the Banks, shall have consented to such amendment or waiver in writing.

            SECTION 1.03. Other Terms. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

            SECTION 1.04. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

            SECTION 1.05. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) of the Investor Agreement as incorporated herein by reference ("GAAP").

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

            SECTION 2.01. Commitment. On the terms and conditions hereinafter set forth, the Banks shall, ratably in accordance with their respective Bank Commitments, purchase Eligible Assets from the Seller from time to time during the period from the date hereof to the Commitment Termination Date. Under no circumstances shall the Banks be obligated to make any such Purchase if, after giving effect to such Purchase, the aggregate outstanding Capital of Eligible Assets, together with the aggregate outstanding "Capital" of all "Eligible Assets" under the Investor Agreement would exceed the Commitment. The Eligible Asset Owner of each Eligible Asset shall, with the proceeds of Collections attributable to such Eligible Asset, reinvest, pursuant to Section 2.05, in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Eligible Asset.

            SECTION 2.02. Making Purchases. (a) Each Purchase shall be made on at least three Business Days' notice from the Seller to the Agent or on such other notice period as the Seller and the Agent shall agree. Each such notice of a proposed purchase shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, being referred to herein as the initial "Capital" of the Eligible Asset then being purchased),
(ii) the date of such purchase (which shall be a Business Day) and (iii) the desired duration of the initial Fixed Period for the Eligible Asset to be purchased. The Agent shall notify the Seller whether the desired duration of the initial Fixed Period for the Eligible Asset to be purchased is acceptable, and the Agent shall promptly notify the Banks of the proposed purchase. Such notice of purchase shall be sent by telecopier, telex or cable to all Banks concurrently and shall specify the date of such purchase, each Bank's percentage interest multiplied by the aggregate amount of Capital of the Eligible Asset being purchased, the Fixed Period for such Eligible Asset and whether Yield for the Fixed Period for such Eligible Asset is calculated based on the Eurodollar Rate (which may be selected only if such notice is given at least three Business Days prior to the purchase date) or the Alternate Base Rate.

            (b) Prior to 2:00 P.M., New York City time, on the date of each such purchase, the Banks, ratably in accordance with their respective Bank Commitments shall, upon satisfaction of the applicable conditions set forth in
Article III, make available to the Agent the amount of their respective purchases by deposit of the applicable amount in immediately available funds to the Agent's Account and, after receipt by the Agent of such funds, the Agent will cause such funds to be made immediately available to the Seller at Citibank's office at 399 Park Avenue, New York, New York.

            (c) Notwithstanding the foregoing, a Bank shall not be obligated to make Purchases under this Section 2.02 at any time in an amount which would exceed such Bank's

Bank Commitment. Each Bank's obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any Purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such Purchase, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any Purchase. Nothing in this Section 2.02 shall be deemed to prejudice any rights the Seller may have against any Bank as a result of any failure by such Bank to make Purchases hereunder.

            SECTION 2.03. Termination or Reduction of the Commitment. (a) Optional. The Seller may, upon at least five Business Days' notice to the Agent, terminate in whole or reduce in part the unused portion of the Commitment; provided, however, that, for purposes of this Section 2.03(a), the unused portion of the Commitment shall be computed as the excess of (A) the Commitment immediately prior to giving effect to such termination or reduction over (B) the sum of (i) the aggregate Capital of Eligible Assets outstanding at the time of such computation and (ii) the aggregate "Capital" of "Eligible Assets" outstanding under the Investor Agreement at such time; provided further that each partial reduction shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

            (b) Mandatory. On each day on which the Seller shall, pursuant to
Section 2.03(a) of the Investor Agreement, reduce in part the unused portion of the Purchase Limit (as defined in the Investor Agreement), the Commitment shall automatically reduce by an equal amount. The Commitment shall automatically terminate in whole on any day on which the Seller shall terminate in whole the Purchase Limit pursuant to Section 2.03(a) of the Investor Agreement.

            SECTIONS 2.04 through 2.09. Incorporation by Reference. Each of Sections 2.04 through 2.09 of the Investor Agreement is hereby incorporated herein by this reference, except that each reference therein to an "Investor" or to an "Owner" shall be deemed to be a reference to a Bank and each reference therein to the "Parallel Purchase Commitment" shall be deemed to be a reference to the Investor Agreement.

            SECTION 2.10. Fees and Payments. (a) The Seller shall pay to the Agent certain fees in the amounts and on the dates set forth in a separate fee agreement of even date herewith between the Seller and the Agent.

            (b) Each Bank shall pay to the Collection Agent a collection fee (the "Collection Agent Fee") of 1/4 of 1% per annum on the average daily amount of Capital of each Eligible Asset owned by such Bank, from the date thereof until the later of the Commitment Termination Date or the date on which such Capital is reduced to zero, payable on the last day of each Settlement Period for such Eligible Asset; provided, however, that upon three Business Days' notice to the Agent, the Collection Agent may (if not the Seller) elect to be paid, as such fee, another percentage per annum on the average daily amount of Capital of each such Eligible Asset, but in no event in excess of 110% of the costs and expenses referred to in Section 6.02(b); and provided further that such fees shall be payable only from

Collections pursuant to, and subject to the priority of payment set forth in, Sections 2.05 and 2.06.

            SECTION 2.11. Increased Costs. (a) If, due to either (i) introduction of or any change in or in the interpretation of any law or regulation occurring on or after the effective date of this Agreement or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued on or after the effective date of this Agreement, there shall be any increase in the amount of capital required or expected to be maintained by CNAI, an Eligible Asset Owner, any entity which enters into a commitment to purchase Eligible Assets or interests therein, or any of their respective Affiliates (as defined in the Investor Agreement) (each an "Affected Person") or any corporation controlling such Affected Person, as a result of or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type relating to this Agreement, then, within five Business Days after receipt of a written demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts setting forth in reasonable detail the calculations used in determining, and the basis of the requirements for, such amounts, submitted to the Seller and the Agent by such Affected Person, shall be conclusive and binding for all purposes, absent evidence of error. Notwithstanding anything to the contrary contained in this subsection (a), a Bank shall only be entitled to receive reimbursement for such additional amounts pursuant to this subsection (a) to the extent incurred within 60 days prior to, and at any time after, the date on which such Bank gives to the Seller a notice that an event has occurred as a result of which such additional amounts will arise or a notice that the Seller is obligated to pay such additional amounts, whichever first occurs.

            (b) If, due to either (i) the introduction of or any change occurring on or after the effective date of this Agreement (other than any change by way of imposition or increase of reserve requirements referred to in
Section 2.12) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued on or after the effective date of this Agreement, there shall be any increase in the cost to any Bank of agreeing to purchase or purchasing, or maintaining the ownership of Eligible Assets in respect of which Yield is computed by reference to the Eurodollar Rate, then, within five Business Days after receipt of a written demand by such Bank (with a copy to the Agent), the Seller shall pay to the Agent, for the account of such Bank (as a third-party beneficiary), from time to time as specified, additional amounts sufficient to compensate such Bank for such increased costs. A certificate as to the amount of such increased cost setting forth in reasonable detail the calculations used for determining, and the basis of the requirements for, such increased costs, submitted to the Seller and the Agent by such Bank shall be conclusive and binding for all purposes, absent evidence of error. Notwithstanding anything to the contrary contained in this subsection (b), a Bank shall only be entitled to receive reimbursement for such increased costs to the extent incurred within 60 days prior to, and at any time after, the date on which such Bank gives to the Seller a notice that an event has occurred as a result of which such increased costs will arise or a notice that the Seller is obligated to pay increased costs, whichever first occurs.

            (c) So long as no Event of Termination shall have occurred and be continuing, any Bank claiming any additional amounts payable pursuant to Sections 2.11(a) and 2.11(b) shall, upon request from the Seller delivered to such Bank and the Agent specifying an Eligible Assignee willing and able to assume and accept all such Bank's rights and obligations under this Agreement and the Loan Documents, assign, in accordance with the provisions of Section 9.01, all of its rights and obligations under this Agreement and the Loan Documents to such Eligible Assignee in consideration for (i) the payment by such assignee to the Bank of the principal of, and interest on, the Syndicated Note (as defined in the Credit Agreement) or Syndicated Notes (as defined in the Credit Agreement) of such Bank accrued to the date of such assignment, the aggregate Capital of all Eligible Assets owned by such Bank and all Yield thereon accrued to the date of such assignment, together with any and all other amounts owing to such Bank under any provision of this Agreement or the Loan Documents accrued to the date of such assignment, and (ii) the release of such Bank from any further liability hereunder. The processing and recordation fee required under Section 8.07(a) of the Credit Agreement shall be paid by the Seller under this Section 2.11(c).

            SECTION 2.12. Additional Yield on Eligible Assets Bearing a Eurodollar Rate. The Seller shall pay to a Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Eligible Asset of such Bank during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Fixed Period, payable on each date on which Yield is payable on such Eligible Asset. A certificate as to such additional Yield submitted to the Seller and the Agent by such Bank shall be conclusive and binding for all purposes, absent evidence of error.

            SECTION 2.13. Maintenance of Purchase Account. (a) Each Bank and CNAI shall maintain in accordance with its usual practice an account in which shall be recorded from time to time the amount of each portion of each Purchase made by such Bank or CNAI and all amounts received by such Bank or CNAI hereunder.

            (b) The Register maintained by the Agent pursuant to Section 9.01(c) shall include a control account, and a monitoring account for each Bank and CNAI, in which accounts (taken together) shall be recorded (i) the date and amount of each Purchase made hereunder and each Fixed Period applicable to each Eligible Asset purchased hereunder, (ii) the terms of each Assignment delivered to and accepted by it, (iii) the amount of any Capital or Yield due and payable or to become due and payable to the Banks and CNAI out of Collections hereunder, and (iv) the amount of any sum received by the Agent from the Seller hereunder and each Bank's and CNAI's share thereof.

            (c) The entries made in the Register shall be prima facie evidence of the existence and the accuracy of the Purchases and other information to be recorded by the Agent pursuant to subsections (a) and (b) of this Section 2.13.

                                   ARTICLE III

                  CONDITIONS OF EFFECTIVENESS AND OF PURCHASES

            SECTION 3.01. Conditions Precedent to the Original Parallel Purchase Commitment. The effectiveness of the Original Parallel Purchase Commitment and the initial Purchase under the Original Parallel Purchase Commitment after the date of effectiveness of the Original Parallel Purchase Commitment, were subject to these conditions precedent, which were satisfied: (i) the Original Parallel Purchase Commitment was executed by the Seller, the Original Banks and the Agent and (ii) the Agent did receive on or before the date of effectiveness of the Original Parallel Purchase Commitment the following:

            (a) The Certificate under the Original Parallel Purchase Commitment;

            (b) A copy of the resolutions adopted by the Board of Directors of the Seller approving the Original Parallel Purchase Commitment, the Certificate delivered in connection therewith, and the other documents delivered by it thereunder, and the transactions contemplated thereby, certified by its Secretary or Assistant Secretary;

            (c) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers authorized on its behalf to sign the Original Parallel Purchase Commitment, the Certificate thereunder and the other documents to be delivered by it thereunder (on which certificate the Agent and each Bank shall be entitled to conclusively rely until such time as the Agent shall have received from the Seller a revised certificate meeting the requirements of this subsection (c));

            (d) Copies of the Financing Statements (Form UCC-1) referred to in
      Section 3.01(d) of the Original Agreement (as defined in the Investor Agreement);

            (e) Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Agent), dated a date reasonably near to the date of the Original Parallel Purchase Commitment, listing all effective financing statements (including those referred to above in subsection (d)) which name the Seller (under its then present name and any previous name) as debtor and which were filed in the jurisdictions in which filings were made pursuant to subsection (d) above, together with copies of any such financing statements (none of which (other than the financing statements filed pursuant to clause (d) above after giving effect thereto), shall cover any Receivables, Contracts or Related Security);

            (f) Acknowledgment copies of proper Financing Statements (Form UCC-3), if any, necessary to release all security interests and other rights of any Person other than the Agent in the Receivables, Contracts or Related Security previously granted by the Seller;

            (g) A favorable opinion of (i) in-house counsel to the Seller, substantially in the form of Exhibit C-1 to the Original Parallel Purchase Commitment and (ii) Thompson, Hine and Flory, special counsel to the Seller, substantially in the form of Exhibit C-2 to the Original Parallel Purchase Commitment, and as to such other matters as the Agent may reasonably request; and

            (h) A favorable opinion of counsel for the Agent, as the Agent may reasonably request.

            SECTION 3.02. Conditions Precedent to Amendment and Restatement and to the Initial Purchase After the Restatement Effective Date. The effectiveness of this Agreement to amend and restate the Original Parallel Purchase Commitment, and the initial Purchase hereunder after the Restatement Effective Date, are subject to the conditions precedent that (i) this Agreement shall have been executed by the Seller, the Original Bank and the Agent and (ii) the Agent shall have received on or before the Restatement Effective Date the following, each of which (unless otherwise indicated) shall be dated such date, in form and substance satisfactory to the Agent:

            (a) The Certificate;

            (b) The Selling Subsidiary Letter duly executed by the Selling Subsidiary and the Seller;

            (c) Certified copies of the charter and by-laws, as amended, of the Selling Subsidiary;

            (d) A copy of the resolutions adopted by the Board of Directors of the Selling Subsidiary authorizing the Selling Subsidiary Letter and the transactions contemplated hereby and thereby, certified by its Secretary or Assistant Secretary;

            (e) A certificate of the Secretary or Assistant Secretary of the Selling Subsidiary certifying the names and true signatures of the officers authorized on its behalf to sign the Selling Subsidiary Letter and the other documents to be delivered by it hereunder and thereunder (on which certificate the Agent and each Bank shall be entitled to conclusively rely until such time as the Agent shall have received from the Selling Subsidiary a revised certificate meeting the requirements of this subsection (e));

            (f) Executed copies of the financing statements (Form UCC-1) and amendments (Form UCC-3) referred to in Section 3.02(f) of the Investor Agreement;

            (g) Acknowledgment copies of proper Financing Statements (Form UCC-3), if any, necessary to release all security interests and other rights of any Person other than CNAI in the Receivables, Contracts or Related Security previously granted by the Selling Subsidiary;

            (h) Certified copies of Requests for Information or Copies (Form UCC-l1) (or a similar search report certified by a party acceptable to the Agent), dated a date reasonably near to the date hereof, listing all effective financing statements which name the Selling Subsidiary (under its then present name and any previous name) as debtor and which were filed in the jurisdictions in which filings were made pursuant to subsection (f) above, together with copies of any such financing statements (none of which (other than the financing statements filed pursuant to clause (f) above after giving effect thereto) shall cover any Receivables, Contracts or Related Security);

            (i) An executed copy of the Investor Agreement duly executed by the Seller, the Investors and CNAI, as agent;

            (j) Favorable opinions of (i) counsel to the Seller, substantially in the form of Exhibit C-1 hereto, (ii) senior corporate counsel to the Selling Subsidiary, substantially in the form of Exhibit C-2 hereto, and
      (iii) Wisconsin counsel to the Selling Subsidiary, substantially in the form of Exhibit C-3 hereto, and, in the case of the opinions referred to in clauses (i), (ii) and (iii) above, as to such other matters as the Agent may reasonably request; and

            (k) A favorable opinion of counsel for the Agent, as the Agent may reasonably request.

            SECTION 3.03. Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase after the Restatement Effective Date) hereunder and the right of the Collection Agent to reinvest in Pool Receivables those Collections attributable to an Eligible Asset pursuant to Section 2.05 or 2.06 shall be subject to the further conditions precedent that:

            (a) With respect to any such Purchase, on or prior to the date of such Purchase, the Collection Agent shall have delivered to the Agent, in form and substance satisfactory to the Agent, a completed Seller Report, dated within 35 days prior to the date of such Purchase, together with a listing by Obligor of all Pool Receivables and such additional information as may be reasonably requested by the Agent;

            (b) On the date of such Purchase or reinvestment the following statements shall be true (and the Seller by accepting proceeds of such Purchase or by receiving the proceeds of such reinvestment shall be deemed to have certified on the date of such purchase or reinvestment that):

                  (i) The representations and warranties contained in Section
            4.01 hereof and contained in each Loan Document are correct on and as of such date as though made on and as of such date before and after giving effect to such Purchase or reinvestment and to the application of proceeds therefrom other than representations or warranties that, by their terms, refer to a date other than the date of such Purchase,

                  (ii) No event has occurred and is continuing, or would result from such Purchase or reinvestment or from the application of proceeds therefrom, which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both,

                  (iii) On such date, the fee agreement noted in Section 2.10 of this Agreement shall be effective; and

            (c) The Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Seller. Each of the representations and warranties of the Seller, as set forth in Section 4.01 of the Investor Agreement (including Schedules I and IV), is hereby incorporated herein by this reference and is deemed to be herein restated and hereby reconfirmed in favor of the Banks and the Agent.

                                    ARTICLE V

                         GENERAL COVENANTS OF THE SELLER

            SECTION 5.01. Affirmative Covenants of the Seller. Until the later of the Commitment Termination Date and the date upon which no Capital for any Eligible Asset shall be existing, the Seller will, unless the Agent shall otherwise consent in writing, comply with each and every affirmative covenant of the Seller as set forth in Section 5.01 of the Investor Agreement, each of which is hereby incorporated herein by this reference.

            SECTION 5.02. Reporting Requirements of the Seller. Until the later of the Commitment Termination Date and the date upon which no Capital for any Eligible Asset shall be existing, the Seller will, unless the Agent shall otherwise consent in writing, furnish to the Agent each and every report, document, certificate or other item referred to in said Section 5.02 of the Investor Agreement, which is incorporated herein by this reference, except that each reference in Sections 5.02(a), (b) and (e) to an "Event of Investment Ineligibility" shall be and be deemed to be a reference to an Event of Termination.

            SECTION 5.03. Negative Covenants of the Seller. Until the later of the Commitment Termination Date and the date upon which no Capital for any Eligible Asset shall be existing, the Seller will not, without the written consent of the Agent, violate any negative covenant set forth in Section 5.03 of the Investor Agreement, each of which is incorporated herein by this reference.

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION

            SECTION 6.01. Designation of Collection Agent. The servicing, administering and collection of the Pool Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.01. Until the Agent gives three Business Days' notice to the Seller of a designation of a new Collection Agent, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent may at any time designate as Collection Agent any Person (including itself) to succeed the Seller or any successor Collection Agent if the Agent shall determine in its reasonable discretion that such action is necessary to protect the interest of any Eligible Asset Owner in the Receivables, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Collection Agent may, with the prior consent of the Agent, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that the Collection Agent shall remain liable for the performance of the duties and obligations of the Collection Agent pursuant to the terms hereof.

            SECTIONS 6.02 through 6.05. Incorporation by Reference. Each of Sections 6.02 through 6.05 of the Investor Agreement is hereby incorporated herein by this reference, except that the reference in said Section 6.02(b) to "Facility Termination Date" shall be and be deemed to be a reference to the Commitment Termination Date.

                                   ARTICLE VII

                              EVENTS OF TERMINATION
                          AND RECEIVABLES INELIGIBILITY

            SECTION 7.01. Events of Termination. If any of the following events (except for any such event as it applies to any Selling Subsidiary (as to which Section 7.02 shall govern)) ("Events of Termination") shall occur and be continuing:

            (a) (i) The Collection Agent (if other than the Agent or Citibank) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.01(a)) and such failure shall remain unremedied for three Business Days or (ii) the Seller or the Collection Agent (if other than the Agent or Citibank) shall fail to make any payment or deposit to be made by it hereunder or under the letter agreements described in Sections 2.10(a) and 2.10(c) when due; or

            (b) The Seller shall fail to perform or observe any term, covenant or agreement contained in Section 5.03(e) of the Investor Agreement or
      Section 6.03(a) of the Investor Agreement (in each case as incorporated herein by reference); or

            (c) Any representation or warranty made or deemed to be made by the Seller (or any of its officers) under or in connection with this Agreement, the Loan Documents or any Seller Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; or

            (d) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for seven Business Days after written notice thereof shall have been given by the Agent to the Seller; or

            (e) Any Purchase or any reinvestment pursuant to Section 2.05 shall for any reason, except to the extent permitted by the terms hereof, cease to create, or any Eligible Asset shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Eligible Asset in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or

            (f) The Default Ratio as at the last day of any calendar month shall exceed 6% or the Delinquency Ratio as at the last day of any calendar month shall exceed 4% and a repurchase, if required pursuant to Section 10.03, is not made when due; or

            (g) There shall have been any material adverse change in the financial condition or operations of the Seller since December 31, 1998, or there shall have occurred any event which materially adversely affects the collectibility of the Pool Receivables, or there shall have occurred any other event which materially adversely affects the ability of the Seller to collect Pool Receivables or the ability of the Seller to perform hereunder; or

            (h) There shall have occurred any event which constitutes or would, with the giving of notice or the lapse of time or both, constitute an "Event of Investment Ineligibility" under the Investor Agreement or the Investor Agreement shall cease for any reason to be in full force and effect; or

            (i) The aggregate undivided percentage interest for all Eligible Assets and "Eligible Assets" under the Investor Agreement shall exceed 100% for five consecutive days;

then, and in any such event, the Agent shall at the request, or may with the consent, of the Majority Banks, by notice to the Seller, declare the Commitment to be terminated whereupon the Commitment shall forthwith terminate, without demand, protest or further notice of any kind, all without any further actions on its part, which are hereby expressly waived by the Seller; provided, however that the Majority Banks shall not be entitled to make any request of the Agent to declare the Commitment to be terminated as to any such event if (x) the Agent has granted a waiver in respect of such event pursuant to Section 11.01 hereof so long as such waiver is effective or (y) the Banks have not made Purchases of Eligible Assets under this Agreement; provided further, however, that in the event of an actual or deemed entry of an order for relief with respect to the Seller under the Federal Bankruptcy Code or the occurrence of any event described in Section 7.01 (g) of the Investor Agreement, the Commitment shall automatically terminate, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Seller. Upon any such termination of the Commitment, the Agent and the Banks shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of
Article IX hereof, any Bank may elect to assign pursuant to Article IX hereof any Eligible Asset owned by such Bank to an Eligible Assignee following the occurrence of any Event of Termination.

            SECTION 7.02. Events of Receivables Ineligibility. If any of the following events ("Events of Receivables Ineligibility") shall occur and be continuing:

            (a) Any representation or warranty made or deemed to be made by the Seller (or any of its officers) under or in connection with this Agreement, or any Selling Subsidiary Letter, with respect to any Selling Subsidiary, shall prove to have been false or incorrect in any material respect when made; or

            (b) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any Selling Subsidiary Letter on its part to be performed or observed with respect to any Selling Subsidiary, or any Selling Subsidiary should fail to perform or observe any term, covenant or agreement contained in any Selling Subsidiary Letter on its part to be performed or observed, and any such failure shall remain unremedied for seven Business Days after written notice thereof shall have been given by the Agent to the Seller; or

            (c) Any sale of any Receivables by any Selling Subsidiary pursuant to paragraph 1 of any Selling Subsidiary Letter shall for any reason cease to create a valid and perfected first priority 100% ownership interest in such Receivables in favor of the Seller; or

            (d) There shall have occurred any event which materially adversely affects the ability of the Seller to perform under any Selling Subsidiary Letter with respect to any Selling Subsidiary or the ability of any Selling Subsidiary to perform its obligations under any Selling Subsidiary Letter to which it is a party; or

            (e) There shall have occurred any event which constitutes or would, with the giving of notice or the lapse of time or both, constitute an "Event of Receivables Ineligibility" with respect to any Selling Subsidiary under the Investor Agreement;

then, and in any such event, the Agent may, by notice to the Seller, declare all Pool Receivables originally owed to such Selling Subsidiary as not being Eligible Receivables, whereupon all such Pool Receivables then existing and thereafter arising shall forthwith become and be Pool Receivables that are not Eligible Receivables.

                                  ARTICLE VIII

                                    THE AGENT

            SECTION 8.01. Authorization and Action. Each of the Banks hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and each Selling Subsidiary Letter as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any Selling Subsidiary Letter (including, without limitation, enforcement of this Agreement and any Selling Subsidiary Letter), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of a majority in interest of the Banks, and such instructions shall be binding upon all Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any Selling Subsidiary Letter or applicable law.

            SECTION 8.02. Rights of the Agent. The Agent reserves the right, in its sole discretion (subject to Section 11.01), to exercise any rights and remedies available under this Agreement and each Selling Subsidiary Letter or pursuant to applicable law and also to agree to any amendment, modification or waiver of the provisions of this Agreement, each Selling Subsidiary Letter or any instrument or document delivered pursuant hereto.

            SECTION 8.03. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or any Selling Subsidiary Letter (including, without limitation, the Agent's servicing, administering or collecting Pool Receivables as Collection Agent pursuant to Section 6.01), except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent:

            (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

            (ii) makes no warranty or representation to the Banks and shall not be responsible to any of them for any statements, warranties or representations made in or in connection with this Agreement or any Selling Subsidiary Letter;

            (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Selling Subsidiary Letter on the part of the Seller or any Selling Subsidiary or to inspect the property (including the books and records) of the Seller or any Selling Subsidiary;

            (iv) shall not be responsible to the Banks for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Certificate, any Selling Subsidiary Letter or any other instrument or document furnished pursuant hereto; and

            (v) shall incur no liability under or in respect of this Agreement or any Selling Subsidiary Letter by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 8.04. CNAI and Affiliates. With respect to any Eligible Asset owned by CNAI, CNAI shall have the same rights and powers under this Agreement as would any Bank and may exercise the same as though it were not the Agent. CNAI and its Affiliates may generally engage in any kind of business with the Seller, any Selling Subsidiary or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, any Selling Subsidiary or any Obligor or any of their respective Affiliates, all as if CNAI were not the Agent and without any duty to account therefor to the Banks.

            SECTION 8.05. Purchase Decisions. Each Bank acknowledges that it has, independently and without reliance upon the Agent, any of its Affiliates or any other Bank or Eligible Asset Owner and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to purchase undivided ownership interests in Pool Receivables hereunder. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any of its Affiliates or any other Bank or Eligible Asset Owner and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement or any Selling Subsidiary Letter.

            SECTION 8.06. Indemnification. The Banks severally agree to indemnify the Agent (to the extent not reimbursed by the Seller), ratably according to their respective Bank Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the Investor Agreement or any Selling Subsidiary Letter or any other instrument or document furnished pursuant hereto or thereto or any action taken or omitted by the Agent under this Agreement or the Investor Agreement or any Selling Subsidiary Letter or any such instrument or document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for such Bank's ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the Investor Agreement or any Selling Subsidiary Letter or any other instrument or document furnished pursuant hereto or thereto.

                                   ARTICLE IX

                                   ASSIGNMENT

            SECTION 9.01. Assignment. (a) Each Bank may, upon the consent of the Agent and the Seller, which consent shall not be unreasonably withheld, and, if demanded by the Seller (following a demand by the Bank pursuant to Sections 2.11(a) or 2.11(b)), shall pursuant to Section 2.11(c), assign to any Eligible Assignee or any other Bank, and any such assignee may assign to any other such assignee, all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Eligible Assets owned by it); provided, however, that

            (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement,

            (ii) the amount being assigned pursuant to each assignment shall in no event be less than the lesser of (i) $5,000,000 or (ii) the amount of such Bank's Bank Commitment,

            (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment,

            (iv) each assignment made as a result of a demand by the Seller shall be arranged by the Seller after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Bank under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Bank under this Agreement,

            (v) no Bank shall be obligated to make any such assignment as a result of a demand by the Seller unless and until such Bank shall have received one or more payments from either the Seller or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Capital owing to such Bank, together with accrued Yield thereon to the date of payment of such Capital amount and all other amounts then payable to such Bank under this Agreement, and

            (vi) concurrently with such assignment, the assignor thereunder shall assign to such Eligible Assignee or such other Purchaser an equal percentage of its rights and obligations under the Asset Purchase Agreement and the Credit Agreement.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in the Assignment, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to this Agreement, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to this Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). If the Seller is notified in writing of a proposed Eligible Assignee and fails to deliver to the proposed assignor and the Agent within five Business Days written notice of the Seller's objection thereto, the Seller will be deemed to have consented to such assignment.

            (b) By executing and delivering an Assignment, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

            (i) other than as provided in such Assignment, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any Selling Subsidiary Letter or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Certificate, any Selling Subsidiary Letter or any other instrument or document furnished pursuant hereto;

            (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller or any Selling Subsidiary or the performance or observance by the Seller or any Selling

      Subsidiary of any of its obligations under this Agreement, the Certificate, any Selling Subsidiary Letter or any other instrument or document furnished pursuant hereto;

            (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
      Section 4.01, each Selling Subsidiary Letter and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and to purchase such Eligible Asset;

            (iv) such assignee will, independently and without reliance upon the Agent, any of its Affiliates, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any Selling Subsidiary Letter;

            (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and each Selling Subsidiary Letter as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto;

            (vi) such assignee appoints as its agent the Collection Agent from time to time designated pursuant to Section 6.01 to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the related Contracts; and

            (vii) such assignee agrees that it will not institute against either Investor any proceeding of the type referred to in Section 7.01(g) of the Investor Agreement so long as any debt securities issued by such Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such debt securities shall have been outstanding.

            (c) The Agent shall maintain at its office listed on the signature pages hereof a copy of each Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Bank Commitment of, and the portion of each Eligible Asset owned by, each Bank and CNAI from time to time (the "Register"). The entries in the Register shall constitute prima facie evidence of the accuracy of the information contained therein, and the Seller, the Agent, CNAI and the Banks may treat each Person (other than CNAI) whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Seller or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of an Assignment executed by an assigning Bank and by an assignee who is an Eligible Assignee or who is an existing Bank, the Agent shall (i) accept such Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller.

            (e) The Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent and the Banks.

            SECTION 9.02. Annotation of Certificate. The Agent shall annotate the Certificate to reflect any assignments made pursuant to Section 9.01 or otherwise.

                                    ARTICLE X

                                 INDEMNIFICATION

            SECTION 10.01. Indemnities by the Seller. Without limiting any other rights which the Agent, the Banks or any of their respective Affiliates (each an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the use of proceeds of Purchases or the ownership of Eligible Assets or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes incurred by any of them arising out of or as a result of this Agreement or the ownership of Eligible Assets or in respect of any Receivable or any Contract. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party for Indemnified Amounts relating to or resulting from:

            (i) the creation of an undivided percentage ownership interest in any Receivable which is not at the date of the creation of such interest an Eligible Receivable or which thereafter ceases to be an Eligible Receivable (whether pursuant to Section 7.02 or otherwise);

            (ii) reliance on any representation or warranty made by the Seller (or any of its officers) under or in connection with this Agreement, the Selling Subsidiary Letter, any Seller Report or any other information or report delivered by the Seller or any Selling Subsidiary pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

            (iii) the failure by the Seller or any Selling Subsidiary to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

            (iv) the failure to vest continuously in the Eligible Asset Owner of an Eligible Asset an undivided percentage ownership interest, to the extent of each Eligible Asset, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

            (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any Purchase or reinvestment or at any subsequent time;

            (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

            (vii) any failure of the Seller, as Collection Agent or otherwise, or any Selling Subsidiary to perform its duties or obligations hereunder or under the Investor Agreement or under any Selling Subsidiary Letter or to perform its duties or obligations under the Contracts;

            (viii) any products liability claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

            (ix) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or the ownership of Eligible Assets or in respect of any Receivable or any Contract;

            (x) the commingling of collections of Pool Receivables at any time with other funds; provided that, without in any way limiting the foregoing indemnity, such indemnity is not intended to restrict the Seller from servicing Receivables as the

      Collection Agent pursuant to Article VI of this Agreement; or

            (xi) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Pool Receivables.

            SECTION 10.02. Additional Indemnities. Section 8.04(b) of the Credit Agreement is incorporated in this Agreement by reference, with the same force and effect as if the same was set out in this Agreement in full; provided that references to the "Borrower" and any "Lender" therein shall mean the Seller and any Bank, respectively, and, without limitation, all references in such incorporated provision to "Indemnified Party" and "Loan Documents" shall mean and refer to Indemnified Party and Loan Documents under this Agreement, respectively; likewise, to the extent any word or phrase is defined in this Agreement, any such word or phrase appearing in the provision so incorporated by reference from the Credit Agreement shall have the meaning given to it in this Agreement; and provided further words or phrases used in such incorporated provision and not otherwise defined in this Agreement shall be also incorporated herein by reference; and provided further, that notwithstanding the foregoing, such incorporated provision shall exclude recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. The incorporation by reference into this Agreement from the Credit Agreement is for convenience only and this Agreement and the Credit Agreement shall at all times be, and be deemed to be and treated as, separate and distinct facilities. Incorporations by reference in this Agreement from the Credit Agreement shall not be affected or impaired by any subsequent expiration or termination of the Credit Agreement, nor by any amendment thereof or waiver thereunder unless the Agent, as Agent for the Banks, shall have consented to such amendment or waiver in writing.

            SECTION 10.03. Limited Recourse. On the first day (the "Determination Date") on which (a) the Default Ratio or the Delinquency Ratio exceeds the percentage therefor set forth in Section 7.01(f) and (b) such percentage would not be exceeded if such ratio (the "Applicable Ratio") were calculated by excluding from the numerator and denominator thereof all the Pool Receivables of either (i) the Obligor with the largest, (ii) the Obligors with the two largest or (iii) the Obligors with the three largest Outstanding Balances of Pool Receivables that on the Determination Date are either Defaulted Receivables or Delinquent Receivables, as the case may be (the amount of such Outstanding Balances of the minimum number of such Obligors required so that such percentage would not be exceeded being called the "Excluded Receivables", and the one, two or three Obligors owing such Excluded Receivables being the "Excluded Obligors"), then the Seller shall repurchase a portion of Eligible Assets ratably from each Bank by paying to the Agent for the benefit of the Banks on the first Business Day after the Determination Date:

            (i) an amount of Capital equal to the product obtained by multiplying all

      Capital outstanding as of the Determination Date by a fraction the numerator of which shall be the Outstanding Balances of the Excluded Receivables and the denominator of which shall be the Outstanding Balances of all Pool Receivables, in each case as of the Determination Date, plus

            (ii) all Yield accrued thereon through the date of such repurchase plus

            (iii) the amount, if any, by which (A) the additional Yield which would have accrued on the portion of the Eligible Assets so repurchased during the Fixed Period (computed without regard to clause (iv) of the definition of "Fixed Period") during which such repurchase occurs if such portion of such Eligible Assets had remained outstanding in its entirety exceeds (B) the income, if any, received by the Bank by investing the proceeds of such repurchase attributable to the portion of the Eligible Assets so repurchased.

On and after the date on which such payment is made in full, each Excluded Obligor shall automatically and immediately cease to be a Designated Obligor, and the Receivables of such Obligor shall automatically and immediately be excluded from the Receivables Pool. Upon receipt of funds paid to the Agent pursuant to this Section 10.03, the Agent shall distribute such funds to the Banks ratably (i) in payment of the accrued Yield for such portion of each Eligible Asset repurchased, (ii) in reduction of the Capital of such portion of each Eligible Asset repurchased and (iii) in payment of any other amounts owed by the Seller hereunder to such Bank.

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement (including, without limitation, any provision of the Investor Agreement which is incorporated herein by reference) nor consent to any departure by the Seller therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall (a) unless in writing and signed by all the Banks, do any of the following at any time: (i) amend the definition of Eligible Receivable, Defaulted Receivable or Delinquent Receivable or modify the then existing Concentration Limit or any Special Concentration Limit, (ii) amend, modify or waive any provision of this Agreement in any way which would (A) reduce the amount of Capital or Yield that is payable on account of any Eligible Asset or delay any scheduled date for payment thereof, (B) impair any rights expressly granted to an assignee or participant under this Agreement, (C) reduce fees payable by the Seller to the Agent or the Banks or delay the dates on which such fees are payable, (D) release, sell, convey or otherwise dispose of all or substantially all of the Receivables, Contracts or Related Security or (E) extend the Commitment Termination Date, (iii) agree to a different Assignee Rate pursuant to the final proviso in the definition of "Assignee Rate" in the Investor Agreement or (iv) amend or waive Section 7.01(g) of the Investor Agreement or (b) without the prior written consent of the Majority Banks, (i) amend the definition of Default Ratio, Delinquency Ratio or Net Receivables Pool Balance, (ii) amend the Events of Termination to increase the maximum permitted Default Ratio or Delinquency Ratio or reduce the minimum required Net Receivables Pool Balance to Capital ratio, (iii) (A) waive violations of the Default Ratio or the Delinquency Ratio that exceed the maximum permitted levels of such ratios (i) for more than two consecutive months or (ii) by more than 10% or (B) waive a violation of the Net Receivables Pool Balance to Capital ratio that is more than 10% less than the minimum permitted level for such ratio for more than one month beyond any applicable grace period unless (x) the Seller has cured or has agreed to cure such violation within 30 days after notice from the Agent, or (y) no other waivers are then in effect and the Net Receivables Pool Balance is greater than Capital plus 1.25 times the Loss Reserve or (C) waive a violation of the cross default provision set forth in Section 7.01(e) of the Investor Agreement or (iv) amend this Agreement or the Investor Agreement to increase the Commitment or the Purchase Limit, respectively.

            SECTION 11.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed, faxed or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof, or in the case of any Bank that is not an Original Bank, in the Assignment pursuant to which such Bank became a Bank hereunder, or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent, and notices and communications sent by other means shall be effective when received, in each case addressed as aforesaid.

            SECTION 11.03. No Waiver; Remedies. No failure on the part of the Agent or the Banks to exercise, and no delay in exercising, any of their respective rights hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 11.04. Restatement Effective Date; Restatement of the Original Parallel Purchase Commitment; Binding Effect. This Agreement shall become effective when the conditions precedent set forth in Section 3.02 are satisfied or waived (the date on which all such conditions precedent are satisfied or waived being the "Restatement Effective Date"). On the Restatement Effective Date the Original Parallel Purchase Commitment and the Certificate issued thereunder shall each automatically and without further action be amended and restated to read in its entirety as set forth in this Agreement. Thereafter each reference in the Original Parallel Purchase Commitment to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Original Parallel Purchase Commitment in any Certificate or other document delivered and to be delivered in connection with the Original Parallel Purchase Commitment shall mean and be a reference to the Original Parallel Purchase Commitment as amended and restated pursuant to this Agreement and each reference to the Certificate in the Original Parallel Purchase Commitment and in any document delivered and to be delivered in connection with the Original Parallel Purchase Commitment shall mean and be a reference to the Certificate issued under this Agreement. Except as so amended and restated, the Original Parallel Purchase Commitment shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under the Original Parallel Purchase Commitment, nor constitute a waiver of any provision of the Original Parallel Purchase Commitment. The Original Parallel Purchase Commitment as so amended and restated shall be binding upon and inure to the benefit of the Seller, the Agent, the Banks and their respective successors and assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, as no Capital of any Eligible Asset shall be outstanding and, in the case of the Seller's obligation to pay fees, until such time as no "Capital" of any "Eligible Asset" shall be outstanding under the Investor Agreement; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV, the indemnification provisions of Article X and the provisions of Sections 11.06 and 11.07 shall be continuing and shall survive any termination of this Agreement for a period of three years.

            SECTION 11.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the interests of the Banks in the Receivables, or remedies hereunder, in respect thereof, are governed by the laws of a jurisdiction other than the State of New York.

            SECTION 11.06. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Agent, the Banks and their respective Affiliates under Article X hereof, the Seller agrees to pay on demand all costs and expenses in connection with the syndication of the Bank Commitments hereunder and the preparation, execution, delivery and administration (including periodic auditing) of this Agreement, the Certificate, each Selling Subsidiary Letter and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for CNAI, the Agent and their respective Affiliates with respect thereto and with respect to advising CNAI, the Agent and their respective Affiliates as to their respective rights and remedies under this Agreement and each Selling Subsidiary Letter. The Seller further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Certificate, each Selling Subsidiary Letter and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 11.06(a). A certificate as to the amount of such costs and expenses setting forth the basis thereof in reasonable detail and submitted to the Seller shall be conclusive and binding for all purposes, absent manifest error.

            (b) In addition, the Seller shall pay any and all stamp and other taxes (excluding income taxes) and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, each Selling Subsidiary Letter or the other documents to be delivered hereunder, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. A certificate as to the amount of such costs and fees setting forth the basis thereof in reasonable detail and submitted to the Seller shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 11.07. Confidentiality. (a) Unless otherwise required by applicable law, rule, regulation or judicial process, the Seller agrees to maintain the confidentiality of this Agreement and each Selling Subsidiary Letter (and all drafts thereof), including the terms and provisions of the Investor Agreement (and all drafts thereof) incorporated herein by reference, in communications with third parties and otherwise; provided, however, that the Agreement and any Selling Subsidiary Letter may be disclosed to third parties to the extent such disclosure is (i) required in connection with a sale of securities of the Seller, (ii) made solely to persons who are legal counsel for the purchaser or underwriter of such securities, (iii) limited in scope to the provisions of Articles V, VII, X and, to the extent defined terms are used in Articles V, VII and X, such terms defined in Article I of this Agreement and
(iv) made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent; provided further, however, that this Agreement and any Selling Subsidiary Letter may be disclosed to the Seller's legal counsel pursuant to an agreement of the type referred to in clause (iv), above; and provided further, however, that the Seller shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of the Seller.

            (b) Each Bank understands that this Agreement and each Selling Subsidiary Letter is a confidential document and no Bank will disclose it to any other Person without the Agent's prior written consent other than (i) to such Bank's Affiliates and their and their Affiliates' officers, directors, employees, agents, counsel, auditors and advisors and then only on a confidential basis, (ii) to actual or prospective assignees and participants, and then only if such assignee has agreed in writing to maintain such information on a confidential basis, (iii) as required by any law, rule or regulation or judicial process or (iv) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

            (c) Neither the Agent nor any Bank shall disclose any Confidential Information to any Person without the consent of the Seller, other than (i) to the Agent's or such Bank's Affiliates and their and their Affiliates' officers, directors, employees, agents, counsel, auditors and advisors and then only on a confidential basis, (ii) to actual or prospective Eligible Assignees and participants, and then only if such Eligible Assignee has agreed in writing to maintain such Confidential Information on a confidential basis, (iii) as required by any law, rule or regulation or judicial process and (iv) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

            SECTION 11.08. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telefax shall be effective as delivery of a manually executed counterpart of this Agreement. In case any provision in or obligation under this Agreement should be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 11.09. Grant of a Security Interest. Section 11.10 of the Investor Agreement is hereby incorporated herein by this reference, except that each reference therein to an "Investor" or to an "Owner" shall be deemed to be a reference to a Bank and each reference therein to an "Event of Investment Ineligibility" shall be deemed to be a reference to an Event of Termination.

               [THE REST OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers (or agents) thereunto duly authorized, as of the date first above written.

                                        THE GEON COMPANY

                                        By:
                                           -------------------------------------
                                           Title:

                                        One Geon Center
                                        Avon Lake, Ohio  44012
                                        (Lorain County)
                                        Attn: Treasurer
                                        Facsimile No.: (216) 930-3727


                                        CITICORP NORTH AMERICA, INC.,
                                          as Agent

                                        By:
                                           -------------------------------------
                                           Title:

                                        450 Mamaroneck Avenue
                                        Harrison, New York  10528
                                        Attention: Corporate Asset
                                        Funding Department
                                        Facsimile No.: (914) 899-7890

                                THE ORIGINAL BANK

Bank Commitment                         Bank Name

$85,000,000                             CITIBANK, N.A.

                                        By:
                                           -------------------------------------
                                           Title:

                                        399 Park Avenue
                                        New York, NY 10043
                                        Attn: Chemicals Dept.
                                        Facsimile No.: (212) 826-2371

Total Commitment:

$85,000,000

                                                                       EXHIBIT A

                                   ASSIGNMENT

                      Dated as of __________________, 19___

            Reference is made to the Third Amended and Restated Parallel Purchase Commitment dated as of May 28, 1999 (the "Agreement") among The Geon Company (the "Seller"), the Banks party thereto and Citicorp North America, Inc., as Agent. Terms defined in the Agreement are used herein as therein defined.

            ________________ (the "Assignor") and _______________ (the
"Assignee") agree as follows:

            1. In consideration of the payment of $_________, being the existing [aggregate] Capital of the Eligible Asset[s] referred to below, and of $_________, being the [aggregate] unpaid accrued Yield for such Eligible Asset[s], [and of $_________, being the [aggregate] unpaid other accrued amounts owing to the Assignor under the Agreement] receipt of which payment is hereby acknowledged, the Assignor hereby assigns to the Agent for the account of the Assignee, and the Assignee hereby purchases from the Assignor, all of the Assignor's right, title and interest in and to the Eligible Asset[s] purchased by the undersigned in [a] Purchase[s] on _________, 19___; _________, 19___,
[etc.]] under the Agreement [and the Assignor hereby assigns to the Assignee, and the Assignee hereby assumes from the Assignor, [all] [a portion] of its rights and obligations under the Agreement as a Bank, including the Assignor's Bank Commitment set forth on Schedule I hereto].

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the Eligible Asset[s] being assigned by it hereunder and that such Eligible Asset[s] are free and clear of any Adverse Claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, any Selling Subsidiary Letter or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the Certificate, any Selling Subsidiary Letter or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller or any Selling Subsidiary or the performance or observance by the Seller or any Selling Subsidiary of any of its obligations under the Agreement, the Certificate, any Selling Subsidiary Letter or any other instrument or document furnished pursuant thereto.

            3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof, each Selling Subsidiary Letter and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and purchase such Eligible Asset[s]; (ii) agrees that it will, independently and without reliance upon the Agent, any of its Affiliates, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and any Selling Subsidiary Letter; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement and each Selling Subsidiary Letter as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) appoints as its agent the Collection Agent from time to time designated pursuant to Section 6.01 to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the related Contracts; and (v) agrees that it will not institute against either Investor any proceeding of the type referred to in Section 7.01(g) of the Investor Agreement so long as any promissory notes or other debt securities issued by such Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

            4. Following the execution of this Assignment by the Assignor and the Assignee, it will be delivered to the Agent. The effective date of this Assignment shall be the date above specified (the "Effective Date").

            5. As of the Effective Date, (i) the Assignee shall be and become the Bank [owner of the Eligible Asset[s] referred to herein] [party to the Agreement] for all purposes of the Agreement and (ii) the Assignor shall relinquish its rights with respect to such Eligible Asset[s] for all purposes of the Agreement.

            6. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed and delivered by their respective duly authorized officers or agents as of the date first written above.

                                        [NAME OF ASSIGNOR]


                                        By:
                                           -------------------------------------
                                           Title:


                                        [NAME OF ASSIGNEE]

                                        By:
                                           -------------------------------------
                                           Title:

                                                                      Schedule I

                          Assignment of Bank Commitment
                                 with respect to
                                The Geon Company
                          Parallel Purchase Commitment

                            Dated ____________, 199__

Section 1.

        Bank Commitment
          Percentage Assigned:*                                   _____________%

        Assignor's remaining Bank
          Commitment Percentage:                                  _____________%

        Capital of Eligible
          Assets Assigned:                                        $_____________

        Capital of Assignor's remaining
          Eligible Assets:                                        $_____________

Section 2.

        Assignee's Bank Commitment:                               $_____________

        Assignor's remaining Bank Commitment:                     $_____________

Section 3.

        Effective Date of this Assignment:                        _______, 19___


----------
* An interest in each of the "Purchase Commitment" under the Asset Purchase Agreement and the "Commitment" under the Credit Agreement for the same percentage must be assigned concurrently.

                                        [NAME OF ASSIGNOR]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        [NAME OF ASSIGNEE]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        [Address]

                                        Accepted this ____ day of
                                        ____________ , 199__


                                        CITICORP NORTH AMERICA, INC.,
                                          as Agent

                                        By:
                                           -------------------------------------
                                           Title: Attorney-in-Fact

                                                                       EXHIBIT B

                            CERTIFICATE OF ASSIGNMENT

                          Dated as of __________, 199___

            Reference is made to the Third Amended and Restated Parallel Purchase Commitment dated as of May 28, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Agreement") among The Geon Company (the "Seller"), the Banks party thereto and Citicorp North America, Inc., as Agent. Terms defined in the Agreement are used herein as therein defined.

            The Seller hereby sells and assigns to the Agent for the account of the Eligible Asset Owners thereof each Eligible Asset purchased under the Agreement.

            Each Purchase of an Eligible Asset made by the Banks from the Seller, each assignment of such Eligible Asset by the Eligible Asset Owners thereof to an Eligible Assignee and each reduction in Capital in respect of each Eligible Asset evidenced hereby shall be endorsed by the Agent on the grid attached hereto which is part of this Certificate of Assignment. Such endorsement shall evidence the ownership of such Eligible Asset initially by the purchaser thereof and upon any assignment, if any, thereof by the Eligible Assignee thereof and the amount of Capital from time to time.

            This Certificate of Assignment is made without recourse except as otherwise provided in the Agreement.

            This Certificate of Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

            IN WITNESS WHEREOF, the undersigned has caused this Certificate of Assignment to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                        THE GEON COMPANY


                                        By:
                                           -------------------------------------
                                           Title:

                                      GRID*


Number of                                             Capital                           Bank
Eligible                                           (Giving Effect                  (Giving Effect
 Asset               Transaction**                 to Transaction)                 to Transaction)
---------            -------------                 ---------------                 ---------------













--------
 *Eligible Assets will be numbered sequentially based upon date of Purchase.

**Transactions are Purchases, Reductions in Capital, Assignments, Divisions of
      Eligible Assets and Combinations of Eligible Assets.